EXHIBIT 23.1
                         Consent of Independent Auditor


CONSENT OF INDEPENDENT AUDITOR

Shelley, Int'l C.P.A.
Certified Public Accountant


The Board of Directors
Gateway Access Solutions, Inc.




Gentlemen:

This letter will authorize you to include the audit of your company dated December 31, 2003 in the Registration Statement on Form SB-2 to be filed with the Securities and Exchange Commission.


Yours Truly,

/s/ Mark Shelley, C.P.A.
------------------------
   Shelley Int'l, C.P.A.

February 26, 2004